Exhibit 10.8                        STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 31st day of January, 1999, by and between CBCOM, INC., a Delaware corporation (the "Company"), and Sinoway, Ltd., a China company with headquarters in Shanghai, China ("Purchaser").

WHEREAS, the Purchaser wishes to purchase shares of the Company's Stock (as defined below) in exchange for cash and as consideration for entering into a joint venture agreement with the Company and transferring certain assets to the joint venture to be formed thereby;

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Purchase and Sale of Stock.

         1.1 Purchase of Shares. Subject to the terms and conditions of this Agreement, Purchaser hereby purchases, and the Company agrees to sell and issue to Purchaser, 1,250,000 shares of the Company's Common Stock, par value $0.001 per share ("Stock"). The consideration for the purchase is (a) $1,250 in cash, receipt of which is hereby acknowledged, and (b) the Purchaser's affiliated company, Shanghai Stock Exchange Communications Company, entering into a Sino-foreign joint venture with the Company (or the Company's affiliate) and transferring to that joint venture certain assets described below ("Assets"). The Company's Board of Directors has agreed that the consideration expressed herein is sufficient for the purchase of the Stock.

         1.2 Escrow of Shares. Purchaser and the Company agree that the Company shall hold the Stock in escrow at the Company's offices until (a) the Shanghai Stock Exchange Communications Company has entered into a Sino-foreign joint venture ("Joint Venture") with the Company, (b) the Joint Venture has been approved by the applicable Chinese governmental authorities and permitted and licensed to do business, and (c) the Assets have been duly and validly transferred into the joint venture.

         1.3 Assets. The Assets are agreed to be the following: (a) an exclusive license to use the satellite network and communications system and other assets of the Shanghai Stock Exchange Communications Company for joint venture projects ("Projects," as further defined in the letter of intent between the Company and the Shanghai Stock Exchange Communications Company dated 1/31,1999, a copy of which is attached as Exhibit B).


         1.4 Failure of Escrow. In the event that the conditions listed in subsections (a) - (c) of Section 1.2 are not met on or before 6/30/00, the Stock shall be canceled and the Company shall return the $1,250 cash consideration to the Purchaser.

2.       Representations and Warranties of Purchaser.

         Purchaser hereby represents and warrants to the Company that:

         2.1 Authorization. Purchaser represents that it has full power and authority to enter into and perform this Agreement. If the Purchaser is an individual, the Purchaser has reached the age of majority according to the laws of the jurisdiction in which he resides. The Purchaser, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which the Purchaser is executing this Agreement, and the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the Purchaser is so purchasing. If the signatory of this Agreement on behalf of the Purchaser is not the Purchaser or an authorized officer or partner of the Purchaser, the signatory represents and warrants to the Company that the signatory is a professional fiduciary of the Purchaser, acting solely in its capacity as holder of such account, as a fiduciary, executor or trustee.

         2.2 Valid and Binding Agreement. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms. If the Purchaser is a corporation, the Purchaser is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation, and qualified to do business in the jurisdiction in which it is located, with full power and authority to purchase the Stock and to execute and deliver this Agreement. If the Purchaser is a partnership, the partnership is duly and validly formed and existing in good standing under the laws of its jurisdiction of formation and qualified to do business in the jurisdiction in which it is located, with full power and authority to purchase the Stock and to execute and deliver this Agreement, and the representations, warranties, agreements and understandings set forth above are true with respect to all partners in the Purchaser (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby. If the Purchaser is any other form of business entity, the Purchaser is duly and validly organized, validly existing and in good standing as such entity under the laws of the jurisdiction of its incorporation, and qualified to do business in the jurisdiction in which it is located, with full power and authority to purchase the Stock and to execute and deliver this Agreement.

         2.3 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that the Stock to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock.

         2.4 Disclosure of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock.

         2.5 Investment Experience. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. Purchaser understands that the Company is a development company, proposing to engage in a high-technology based business in China, with all the attendant business risks of a development stage company, the risks of engaging in a high technology business, and the risks of doing business in China, as well as other business risks. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the Stock.

         2.6 Non-US Person. Purchaser is not a "U.S. person" as that term is defined in Regulation S (a copy of which definition is attached as Exhibit C). If Purchaser is a business organization, it is organized under the laws of a country other than the U.S. Purchaser is not acquiring the Stock for the account of or for the benefit of a U.S. person.

         2.7 Offshore Transaction. The Stock was not offered to the Purchaser in the U.S. At the time of execution of this Agreement, the Purchaser was physically outside of the U.S. Purchaser has no prearranged agreement or scheme to resell the Stock to any U.S. person or buyer in the U.S.

         2.8 No Distributor, Dealer or Underwriter. Purchaser is not a distributor or dealer of the Stock. Purchaser is not taking the Stock with the intent to make a distribution of the Stock, as such terms are defined in the Act and the Securities

                  Exchange Act of 1934 (the "1934 Act"). In any event, if Purchaser is deemed to be a distributor of the Stock, Purchaser will act in accordance with applicable law.

         2.9      No Directed  Selling  Efforts.  To the best  knowledge  of the
                  Purchaser, neither the Company nor any distributor participating in the sale of the Stock has conducted "directed selling efforts" (including any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S. for the Stock), including without limitation mailing of printed material to investors residing in the U.S., the holding of promotional seminars in the U.S., the placing of advertising with radio or television stations broadcasting in the U.S. or in publications with a general circulation in the U.S. Purchaser knows of no public solicitation or advertisement of any offer in connection with the offering of the Stock.

         2.10 Restricted Securities. Purchaser understands that the shares of Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         2.11 Further limitation on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Stock unless and until (a) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (b) Purchaser shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

         2.12 Legends. It is understood that the certificates evidencing the Stock may bear one or all of the following legends:

                  (a) THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE
                           U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES, AND WERE ISSUED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN

                           EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

                  (b) Any legend required by applicable securities laws of the Purchaser's jurisdiction of domicile.

         2.13 Title to Assets. Purchaser has full right, title and interest in and to the assets listed at Exhibit B. The assets listed at Exhibit B are owned by Purchaser free of arty liens, claims, encumbrances or other rights of third parties in or to those assets or any interest therein. Purchaser's conveyance of the assets under Section 1.2 is valid and binding against Purchaser and any third party.

3.       Miscellaneous.

         3.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. Any dispute arising under this Agreement shall be adjudicated by the appropriate state or federal court in the County of Los Angeles, State of California. The Company and Purchaser consent to submit to jurisdiction of such court for the purposes of resolving any dispute under this Agreement. In the event of a dispute, the prevailing party shall be entitled to recover attorneys fees and costs.

         3.2 Asset Transfer Documents. Purchaser is tendering herewith the necessary documents under applicable law to transfer title of the assets listed as Exhibit B to the Company.

         3.3 Further Assurances. The parties to this Agreement will execute such other documents and perform such other actions as are reasonably necessary to implement this Agreement.

         3.4 Purchaser Information. Purchaser shall complete and deliver to the Company Exhibit A hereto, which information shall be used by the Company only for purposes of compliance with applicable law and regulations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CBCOM, INC.

By ____________________________
     Max Sun, President


PURCHASER:

For and on behalf of
SINOWAY LIMITED


-------------------------------
(Authorized Signature(s)

Zuu Yi Wel
Executive Director
Shanghai Xingtonq Telecommunication Science & Technology Co., Ltd.

                                    EXHIBIT A
                              PURCHASER INFORMATION


1.       Address of Purchaser (business address):

         Unit 2502, 25/F, K. Wah Centre
         191 Java Road
         North Point, Hong Kong

2.       Telephone Number


3.       Type of Entity (Check One and Initial)

                           Individual

             C             Corporation

                           Partnership

                           Other (Please describe) ________________________



         For all purchasers other than individuals, please include evidence of legal existence, such as articles of incorporation or other constituent documents, and good standing certificate or similar document, each certified by the appropriate governmental authority.


4. Name and position of authorized signatory: For and on behalf of SINOWAY LIMITED.

The above information is true, correct and complete as of the date hereof.

-------------------
Authorized Signature(s)
Zuu Yi Wel
Executive Director


--------------------------------
Authorized Signatory

-------------------------------------------------------------------------------
                    THE INTERNATIONAL BUSINESS COMPANIES ACT

-------------------------------------------------------------------------------
                                                      (CAP.291)

                CERTIFICATE OF INCORPORATION (SECTIONS 14 AND 15)

-------------------------------------------------------------------------------

No.  239085


The Registrar of Companies of the British Virgin Islands HEREBY CERTIFIES pursuant to the International Business Companies Act, Cap. 291 that all the requirements of the Act in respect of incorporation having been satisfied,


                                 SINOWAY LIMITED


is incorporated in the British Virgin Islands as an International Business Company this 3rd day of July, 1997.






(Seal) Given under my hand and seal at Road Town, in the Territory of the British Virgin Islands




CRTI0017                                                 REGISTRAR OF
COMPANIES

                                    EXHIBIT B

                                LETTER OF INTENT


Confidential



MEMORANDUM  OF  UNDERSTANDING


Parties        Party  A:     CBCom  Inc.
               Party  B:     Shanghai  Stock  Exchange  Communication  Ca
               Party  C:     Shanghai  Xingtong  Telecommunications Science &
               Technology Co.  Ltd.


I.     COMPANY  OVERVIEW

CBCom Inc. is a Los Angeles based high-tech communication and investment firm. It is especially keen on the design, development, operation and investment activities surrounding the completion of an intelligent communication network In addition the firm also provides research and development in accessory items used by the network such as servers or end user platform. Both the management team and the technical personnel have extensive experience of constructing and operating communication networks in North America and Asia. Representative and branch offices have been set up in Shanghai as well as Beijing.

Shanghai Stock Exchange Communication Co is a joint venture formed by Shanghai Stock Exchange and Shanghai Stock Central Clearing Company. The staff primarily came from the department of communications of the Shanghai Stock Exchange. The company's services largely centers around its two-way satellite system, which serves as a back up to DDN, to ensure uninterrupted transmission of stock data and information. The company also provides satellite network related technology development management and other services. The following systems are part of the network operation and management projects that the company is currently engaged: one one-way broadcast satellite system, three two-way satellite systems, one 2000-line switch, Utilizing the above network equipment the company provides connection to over 2600 brokerages to ensure daily transmission of stock information.

Shanghai Xingtong Telecommunications Science and Technology, Ltd is a telecommunications company held by China Broadcast Satellite Communication Company, which belongs to Ministry of Information Industry. As a subsidiary of China Broadcast Satellite Communication Company, Xingtong can tap into the unique satellite resources and operating license owned by China Broadcast Satellite Communication Company to provide specialized satellite communication services to its customers. At the present Shanghai Xingtong Telecommunications Science and Technology, Ltd has helped numerous companies to build national networks that service thousands of customers. Among them are Hong Kong Digital Communications Ltd, Shanghai Stock Exchange Communications Ltd, and Zhenzhou Jicheng Information Technology Ltd. Furthermore, Xingtong has invested in a joint effort with America based Wood Company to provide wide band digital TV transmission to ABC, NBC, FOX, HBO, CCFV, STV and other Television related companies. Xingtong specializes in design as well as construction of communication networks.

II.     OBJECTIVE  OF  THIS  MOU

The aforementioned three parties have used over a year to perform a detailed research and analysis on the potential and policy with regard to Chinese
Internet market This research reviewed the historical development of the Internet in other mature markets around the globe such as the United States, and compiled an enormous database on the content provision services within the information industry. Consequently, all three parties have reached consensus on the following areas:

1.     The  current  and  future  potential  of  Chinese  Internet  market

2.     The  service  standard  of  Shanghai  Stock  Exchange's satellite network

3.     Key  factors  to  building  a  successful  commercial  ISP  in  China

4. Initial concept and proposal for China Financial Network (CFN) as a joint effort of the three parties

This MOU is hereby to record the consensus to establish a firm foundation for future cooperation.

III.     THE  CURRENT  AND  FUTURE  POTENTIAL  OF  CHINESE  INTERNET  MARKET

The rise of Internet popularity in the past few has generated an exceptional growth rate of 162% per annum that astounded the world. With moth than 50 million users, hundreds of billions of dollars of revenue are generated by new opportunities associated with the Internet. Internet usage has become a key indicator for national governments in assessing their competitiveness against other nations in the information industry. Moreover, the Internet has left indelible marks in reforming the social structure and forced revolutionary changes. As information technology rapidly develops, information becomes readily available, which creates a wealth of opportunities while improving qualities of life. Geographical and economical barriers are broken through the process of information transfer. The forces of free market will finally champion making all aspects of life such as employment, education, medicine, easily accessible to everyone.

The Chinese Internet development came in at a later stage of the global development Nevertheless is has been growing with an amazing fervor. The development process can be broken into three phases.

The first phase (199874994) can be called the Email phase. During this period, Email became a popular communication tool The ability to communicate with

European and North American countries through dial up service and email was realized. The second phase (1994-1995) began by farther investment from the Department of Education on the existing education and research network, astonishingly similar to the early stages of development in the us. TCP/IP connection was eventually established on this network, thus realizing the full functionality of the Internet. The third phase (1995 to present) came soon after Internet became accessible not only to the research and educational institution, but also to private customers through commercial 151's. In 1998, Chinese Internet users stood at 1.2 million and is projected to growth at 220% per annum in the coming years. China has family become an official member of the world Internet family.

Presently, there are thirteen international gateways in China. They belong to four networks.

Despite the promising growth, many Chinese Internet users and ISP become increasingly concerned with the future development of Internet in China. Chinese Internet development is unique in many aspects. Specifically, Chinese Internet leapfrogged a number of development stages as the other countries have, such as PC penetration. It can be said that China Internet came prematurely without all the necessary infrastructure elements in place. Therefore, Chinese Internet is missing some basic characteristics of the Internet Yet the demand for further development and maturity continues to collect momentum. As we examined the potential of commercial 151's, a set of barriers for continued development of Chinese Internet becomes evident.

1.     High  operating  expenses:
       -------------------------

     All ISPs in China that do not belong to China Telecom must pay outrageous fees for leased lines thus incurring high cost and make it difficult for ISPs to maintain profitability. International connections are particularly expensive. DDN lines are charged not only at a monthly rental fee, but also additional charge according to the amount of information transmissions If an ISP intend to build a national network, the long distance rental charges are prohibitively high. This creates the dilemma for many ISPs: they are unable to invest in expanding the network as the number of customers increases. While line lease charges only consists of 5% of the total operating cost for a typical ISP in the US, it often accounts for 70-80% of total operating cost for a ISP in China. The financial stress leaves very little room for the Chinese ISP to invest in further development of the network

2.     Technology  investment
       ----------------------

     The information industry characterizes itself through the close link between investment and technology. It is projected that Chinese Internet development will require over 100 billion EMB by year 2000. The investment gap that many ISP confront is daunting. On the other hand, much of the information on the Internet is in English. The center of technology development and application is also located in the US. The insufficient funds and backward technology caused by language barriers bode ill for the future Chinese Internet development.

3.     Content  market  opportunities:
       ------------------------------

     Many Chinese Internet portals (with Chinese languages) have been unsuccessful in attracting customers due to lackluster content design. For instance, in the US on-line banking, stock trading and purchasing have long become popular among the users to provide additional convenience to the customers. Currently, similar Chinese web sites are nearly non-existent As the content of the Chinese web sites become more aggressive and creative, the market potential will provide highly lucrative opportunities for ISPs.


IV.     THE  SERVICE  STANDARD  OF  SHANGHAI  STOCK  EXCHANGE  SATELLITE NETWORK

Shanghai Stock Exchange (SSE) became fully operations in 1990 and is the largest, most well equipped, and best organized stock exchange in China today with the widest reach in community (nearly 19 million customers). SSE's daily transaction volume exceeds 10 million. Furthermore, SSE operates a satellite network with more than 3100 receiving stations and owns the largest exchange lobby in Asia.

SSE's satellite system is the most advanced satellite system with the widest geographical coverage as well as largest customer base in China. It has been approved and licensed with the right to operate VSAT related services and other value adding communication services.

SSE's satellite system includes three systems: VAST, SCPC and TDM/TDMA. It also provides backup for DDN. Since the stock exchange only operates four hours each day, the utilization of this network is especially low. In addition, the network offers the following features:

1.     Network  topology:  The  main  station and the _________.  This method of
       -----------------
satellite network is beat used for digital communication and exactly meets the requirement of Internet communication.

2.     Network  scale:  Currently  the network covers all Chinese provinces with
       --------------
the exception of Taiwan and has 33 key nodes with over 1000 customer connected. Each of the nodes has comprehensive satellite communication equipment and capability including switches, and highly competent technical support personnel

3.     Price  and performance ratio (compare to X.25 and DDN net): Among similar
       ----------------------------------------------------------
speeds, satellite network is comparable to XIS and DDN net in data transmission speed. Because XIS and DDN net use fiber optic cables, satellite transmission incurs a slightly longer delay. However, the delay bears no significance in data transmission. The error rate of satellite transmission is between 1(P and 108, which is similar to that of DDN error rate. Moreover, due to the stock exchange's particular function, a high degree of reliability was required since the design of the network The SSE network has double backup with automatic switching capability and has proved to be highly reliable in the last five years of operation The network survived many severe weather conditions, as well as a number of market irregularities such as sudden volume surge. The operational expense comparison is attached as well (based on 64 Kbps):

     Satellite  network     42,000  RMB/  year
     DDN  net              145,000  RMB/year
     X.25                  163,000  RMB/  year


V.     KEY  FACTORS  TO  BUILDING  A  SUCCESSFUL  COMMERCIAL  ISP  IN  CHINA

This analysis demonstrates not only the factors that would make a successful commercial ISP in China, but also why SSE satellite network is especially fitting for such a task

1. Independent national network: an independent network that does not rely on the network provided by China Telecom, thus avoiding the outrageous fees and cost is critical to guarantee profitability for any ISP in China. SSE satellite network was initially designed and constructed precisely for this objective. After years of development, the network now operates independent and covers all regions in China.

2. Substantive customer base: customer base is the livelihood of any ISP. There are currently 17 million investors who have accounts at SSE. The majority of these investors receive information and trade from various nodes on the SSE network. The brokerages are direct customers and the investors constitute one the most substantive and stable customer base. These investors are prone to adopt new technology as they are generally more educated than the average population.

3. Attractive content creative and interesting content is a key to the success of any ISP. Stock trading has become a focal point in the Chinese economic life Many industries have tapped into this to generate new commercial opportunity for themselves. For example, in the last few years, the number of stock pagers has rocketed through the roof to millions. Real time stock quotes, information, analyst reports and most of web trading will attract millions to visit the site.

VI.     INITIAL  CONCEPT  AND  PROPOSAL  OF  CNN  AS  A  JOINT  EFFORT

CFN is the ultimate - for the joint effort It will begin more like an Intranet then expand to become a true Internet From construction to operations there are two major phases CEN I, CEN II which are detailed as follows:

CFN  I:  This is a professional Intranet that is based in Hong Kong. The service
------
collects and compiles global financial market information with real time stock data as well as historical data for analysis. Most importantly, all information will be broadcasted through the SSE satellite network in Chinese using proprietary software to brokerages and professional investors. It will differ from Dow Jones and Reuters in that the information will be completely in Chinese at a much lower rate. Our market research reveals that as China's financial market develops, ft will eventually become an integral part of the global financial market Financial information from other parts of the world, especially Hong Kong Southeast Asia will impact the financial performances of Chinese stock market Already more than 95% of the brokerages would like to access this information. However the price tag for Reuters and Dow Jones services are simply too much to bear. If the existing network allows transmission of similar sorts of information and it requires no additional installation of other equipment it sure will be welcomed by many brokerages.

CFN II: This network will create a customer interface directly to the individual
------
customers, thus equivalent to a commercial ISP. The service will include various value added services such as real time stock data and web trading. Utilizing the current network with over a thousand connection nodes, the network will be able to provide Email and other Internet service while allowing real time web trading to its customers. Web trading is an unique feature that this network offers, since the SSE is the sole clearing and settlement agency for its stocks. Thus, only SSE network is able to realize true web trading through SSE.

The roles and responsibilities of the three parties will vary as well.

Party A will be primarily responsible for collecting and compiling global financial information, providing funds for network reconstruction and assisting software development in the first phase. In the second phase, party A will provide funds to modify connection nodes, development of management software, and operation of the Internet sites (e.g. content design).

Party B will be primarily responsible for network security and operation while coordinating with various brokerage firms to maintain market position and direct network design.

Party C will participate in network design and management to ensure efficient utilization of the satellite network The majority of its operation will focus on construction of the network in the beginning and software development at a later stage.

This MOU will serve as the founding principles for the joint effort Formal feasibility study and business plan will be drawn to establish the actual structure to realize the proposed network As soon as the structure is finalized, we will seek professional consulting firms to conduct detailed analysis to identify optimal marketing, organization and technology management strategies.

All parties have agreed that the interest of each party in this joint venture is allocated as follow: Party A 70%; party B 20%; party C 10%.

VII.  FINAL  REMARKS

As one of the most significant document indicating commitment to form the joint venture aforementioned, the MOU is only effective after all three parties have signed.


Party  A:               CBCCom  Inc.

                         /x/

Party  B:               Shanghai  Stock  Exchange  Communication  Co.

                         /x/   General Manager

Party  C:          Shanghai Xingtong Telecommunications Science & Technology Co.
                   Ltd
                         /x/   President

January  31,  1999

                                    EXHIBIT C

                            DEFINITION OF U.S. PERSON

ss. 230.902         (o) U.S. Person.

(1)      "U.S. person" means:

         (i)      any natural person resident in the United States;

         (ii) any partnership or corporation organized or incorporated under the laws of the United States;

         (iii) any estate or which any executor or administrator is a U.S. person;

         (iv)     any trust of which any trustee is a U.S. person;

         (v) any agency or branch of a foreign entity located in the United States;

         (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

         (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

         (viii)   any partnership or corporation if:

                  (A) organized or incorporated under the laws of any foreign jurisdiction; and
                  (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act (ss. 230.50 1(a) of this chapter)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (o)(1) of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

(3) Notwithstanding paragraph (o)(1) of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

         (i) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and
         (ii)     the estate is governed by foreign law.

(4) Notwithstanding paragraph (o)(1) of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5) Notwithstanding paragraph (o)(1) of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. Person.

(6) Notwithstanding paragraph (o)(1) of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

         (i)      the agency or branch operates for valid business reasons; and

         (ii) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The international Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

         (p)      United  States.   "United  States"  means  the  United  States
                  of America, its territories and possessions, any State of the United States, and the District of Columbia.